EXHIBIT 10.54

          FORBEARANCE AGREEMENT BETWEEN GALAXY ENERGY CORPORATION AND
             BRUNER FAMILY TRUST UTD MARCH 28, 2005 DATED EFFECTIVE
                                DECEMBER 1, 2006




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                              FORBEARANCE AGREEMENT

         This Forbearance Agreement (this "Agreement") is dated to be effective as of December 1, 2006, and is entered into by and between Galaxy Energy Corporation, a Colorado corporation ("Borrower") and Bruner Family Trust UTD March 28, 2005 ("Note Holder").

                                    RECITALS:

         WHEREAS, Borrower and Note Holder are parties to that certain Promissory Note in the principal amount of $2,600,000, dated January 14, 2004, as amended by that certain Note Modification Agreement, dated April 1, 2006 (the Promissory Note and the Note Modification Agreement are collectively referred to herein as the "Note");

         WHEREAS, Borrower has failed to make the mandatory payment of the principal and interest owing as required under Section 1 of the Note (the "Primary Payment"); and
         WHEREAS, Note Holder is willing to forbear from enforcing its rights that arise as a result of the failure by Borrower to make the Primary Payment for a limited period of time, provided that Borrower complies with the terms of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  I. AGREEMENT

         Note Holder hereby agrees to refrain through 5:00 p.m. Mountain Standard Time on June 30, 2007 (the "Termination Date") from exercising any of its rights and remedies under the Note that may exist by virtue of the failure by Borrower to make the Primary Payment and hereby waives any such rights until the Termination Date.

         1. Except as expressly provided herein, the execution and delivery of this Agreement shall not: (a) constitute an extension or modification of any aspect of the Note; (b) extend the terms of the Note or the due date of any of the obligations set forth in the Note; (c) give rise to any obligation on the part of the Note Holder to extend, modify or waive any term or condition of the Note; (d) give rise to any defenses or counterclaims to the right of Note Holder to otherwise enforce its rights and remedies under the Note; or (e) establish a custom or course of dealing.

         2. From and after the Termination Date, Note Holder shall be entitled to enforce the Note according to the original terms thereof.

                       II. REPRESENTATIONS AND WARRANTIES

         In consideration of the limited agreement of Note Holder to forbear from the exercise of its rights and remedies as set forth above, Borrower hereby represents and warrants to Note Holder as of the date hereof as follows:


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         1.   The  execution,  delivery and  performance  of  this  Agreement by
Borrower are within Borrower's corporate power and have been duly authorized by all necessary corporate action.

         2. This Agreement constitutes a valid and legally binding Agreement enforceable against Borrower in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance and other laws affecting creditors' rights generally and to general equitable principles.

         3. The Note constitutes a valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with the terms thereof subject to the effects of bankruptcy, insolvency, fraudulent conveyance and other laws affecting creditors' rights generally and to general equitable principles.

                               III. MISCELLANEOUS

         1. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WYOMING WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         4. CONTINUED EFFECTIVENESS. Except as expressly set forth in this Agreement, the terms of the Note remain unchanged, and shall remain in full force and effect and are hereby confirmed and ratified.

         5. NO NOVATION. This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Note or, except as expressly provided herein, a waiver by Note Holder of any of its rights and remedies under the Note, or at law or in equity.

         6. REAFFIRMATION. Borrower hereby reaffirms each and every covenant, condition, obligation and provision set forth in the Note, as modified hereby.

         7. CONSTRUCTION. Borrower acknowledges that it has been represented by its own legal counsel in connection with its execution of this Agreement and the Note, that it has exercised independent judgment with respect to this Agreement and the Note, and that it has not


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relied on Note Holder or Note  Holder's  counsel for any advice with  respect to this Agreement or the Note.

         8.  INTEGRATION;  WAIVERS.  This  Agreement,  the  Note  and the  other written agreements, instruments and documents entered into in connection therewith (collectively, the "Borrower/Note Holder Documents") set forth in full the terms of agreement between the parties with respect to the subject matter thereof and are intended as the full, complete and exclusive contract governing the relationship between the parties with respect thereto, superseding all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.

         9. Note Holder's exercise or failure to exercise any rights under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in other instances. Except as expressly provided to the contrary in this Agreement, all the terms, conditions and provisions of the Borrower/Note Holder Documents shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above, by their respective duly authorized officers.


BORROWER                                  NOTE HOLDER

GALAXY ENERGY CORPORATION                 BRUNER FAMILY TRUST UTD MARCH 28, 2005


By:                                       By:  /s/ MARC E. BRUNER
     ---------------------------             -----------------------------------
Name:                                     Name:  MARC E. BRUNER, TRUSTEE
     ---------------------------
Title:
       -------------------------
                                          By:
                                             -----------------------------------
                                          Name:  CYNTHIA L. GAUSVIK, TRUSTEE